Exhibit 10.6.3

PROGRAM SERVICES AGREEMENT

Between

ING Life Insurance and Annuity Company

and

ABA Retirement Funds

Purchase Order No.4

This is Purchase Order No.4 to the Program Services Agreement between ING Life Insurance and Annuity Company and ABA Retirement Funds (“ABA RF”) effective May 1, 2009 (the “Agreement”).

I.	Describe the Current Service Being Changed (If unrelated to any existing service, do not complete):

This Purchase Order specifically addresses the creation of an Equity Wash restriction on funds from the Stable Value Return Fund (SARF) to the Self-Managed Brokerage Account (SMBA).

II.	Describe the Reason for Making the Change:

The new SARF investment manager was unable to negotiate with the wrap providers to exclude an equity wash requirement. Due to the current economic environment and potential market exposure pressure it is common industry practice currently for wrap providers to require this type of restriction on funds that they believe compete with the SARF. In the Program’s case, this is the money market component available in the SMBA.

III.	The Proposed Change:

A.	Develop a front-end (VRU and Web) and back-end (Recordkeeping System) equity wash. The restriction will prohibit direct transfers of assets from SARF to the SMBA. Any amounts transferred from SARF to other Program investment options will not be transferrable to the SMBA for 90 days.

B.	Anticipated areas of development are IPS recordkeeping system, Voice Response Unit, Pweb (participant website) and all effected reports provided to participants. This includes updating over 4,000 Plan Profiles to reflect the new functionality.

Project Details:

•	Attendance and preparation for project meetings (external) sessions from January 2011 through May 2011 for IPS

Implementation Services and IT project personnel not otherwise part of the ABA RF Program Services Unit required by the Agreement (see Section VII for additional staffing details). Meetings consist of reviewing ING Best Practices, tracking requirements and Action Items Log.

•	Development of business and functional design documents that highlight any areas requiring development based upon the findings from the project meeting sessions.

IV.	Why the Change is Outside the Scope of the Current Agreement (or the Statement of Work):

1.	The ABA RF Program maintains over 4,000 plans on the recordkeeping system therefore custom propagation of data elements must be built to accommodate each plan within the Program.

2.	The existing ING Equity Wash functionality was built based on three restriction conditions. ABA RF has negotiated a less restrictive arrangement and therefore is requesting only two conditions be built for the Program’s equity wash restriction. In order to utilize only two conditions, custom functionality is required to remove the logic for the third condition.

3.	The Program utilizes a series of custom plan level, participant level and investment record data elements that need to be updated to utilize equity wash functionality.

Fee Schedule Changes (Including implementation costs and hourly rates, if applicable):

One-time Project Costs Not to Exceed	$41,000

VI.	Implementation Plan and Timetable:

Implementation of the Equity Wash restriction on or about May 1, 2011.

VII.	Staffing For the Implementation and Ongoing Services:

There will be no additions to ongoing staffing levels. The project will be staffed with appropriate Implementation Services (project) Team personnel and IT personnel necessary to complete the changes outlined in Section ill.

Please see Attachment A which summarizes the project resources broken out by job type with total estimated project hours for each role. The resources are separated by project resources, for which the fee applies, and dedicated Program Services Unit resources, for which there is no additional cost.

VIII.	ABA RF Oversight:

ABA Retirement Funds Staff will be invited to participate in regularly scheduled project meetings to monitor the progress of the project. At the completion of the project an accounting of the total hours spent will be provided.

VIII.	Miscellaneous:

Except as otherwise specifically provided herein, all other terms and conditions of the Agreement remain unchanged. All terms and conditions of this Purchase Order constitute an integral part of the Agreement following execution of the Purchase Order and are subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, each of the parties hereto have had this Purchase Order executed by its duly authorized representative evidencing that party’s agreement to the terms and conditions contained herein, effective March 5, 2011.

ABA Retirement Funds		ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Marvin E. Aspen	By:	/s/ Beth Halberstadt

Name:	Marvin E. Aspen	Name:	Beth Halberstadt

Title:	President	Title:	Senior Vice President

Date:	March 17, 2011	Date:	March 21, 2011

Attachment A

Purchase Order No.4

Equity Wash

Implementation Services (“IS”) and Information Technology (“Info Tech”)

Project Resources

Man Hours	Resource Description	Task Description

40 hours	IS Project Manager	• Define/Document State of Work and Plan Provision and Service requirements Documentation

• Assemble internal project resources

• Manage weekly internal and client project status meets

• internal management

• Review PSR help screen changes and all communications materials

• Approves program modules for migration

• Document and communicate the implementation timeline

• Develops Conversion Strategy

• Develops migration schedule

• Monitor data standards

• Monitor time track/update timelines

80 hours	IS Business	• Review and sign-off on front end test plans

	Systems Analyst	• Attend all bug meets and address issues as needed

• Document functional requirements for all aspects of the project: sweeps, payroll, feedback, EARs, internet, Statements, confirms, IVR, Statement On-Line

• Develop use cases and test plans for client specific coding

• Execute test for all back-end applications

• Create all audit samples/packages for review

Attachment A

Purchase Order No.4

Equity Wash

120 hours	IS Quality	• Reviews all Requirements documentation

	Assurance Systems Analyst	• Develops/documents the test plan
• Conducts test plan walk-through and obtains sign-off

• Creates test case scenarios

• Executes test plan and regression testing of all front end applications including: IVR, PSRWeb, PWeb, Statements, statements on-line and

• Conducts daily bug meetings

• Updates/follow-throughs on defect tracking bug log and bug resolution

• As needed, creates client testing package and manages client testing along with the IS PM

• Creates all audit packages and reviews with internal and external audit

60 hours	Info Tech Project Leader	• Analysis and design: design session, requirements, and status meets and code reviews
• Environment setup and test: coordination with Tech services (for all regions)

• Complete templates

• Development: Coordinates the execution of test cycles, they facilitate and coordinate all the IT program efforts - front-end, batch process, product requirements, etc.

• Systems Test: they run all the cycles address issues/bugs, and prep for ACPT

• Migration to ACPT: Us PCVS (Code moves) to migrate programs

• ACPT Test: establishes schedules to run cycles, address issues/bugs, prep for production, code reviews

• Escalate issues

• Migration to production: Us PCVS (Code moves) to migrate programs

• Production Support: Verify moves, review, post implementation support

• Documentation: Pull together on-call and client support documentation

• Assist in development of functional requirements

60 hours	Info Tech Programmer	• Perform the follow tasks: analysis, design, code development, unit test, documentation and implementation
• These tasks are performed for the functional programs noted below as applicable to the client project requirements:

• Extract user exit

• Tranbuilder user exit and Supplemental Tranbuilder

• Financial and Demographic Payroll

• Charge back

• Periodic Sweep Process (daily, weekly, monthly, quarterly, annually)

• Conversion

Attachment A

Purchase Order No.4

Equity Wash

• Loan Process

• Manual Fileheaders Sweep

• Custom processes

20 hours	Business Analyst - Configuration	• Reviews and analyzes all client requirements
• Sets front end application rules for OLTP and Site manager

• Develops/codes all confirms and quarterly statements (Paper and on-line)

• Executes unit testing

• Migrates code/programs

• Support IS QA testing

• Assists in bug analysis and resolution

8 hours	Technical Analyst	• Specialized services such as User Services, Security Administration, Network, ATS, Infrastructure

4 hours	Ecommerce/Project Analyst	• Assists in front end application development
• Manages 3rd party vendor as needed

• Analyzes client requirements

• Sets internet calculators and messaging

• Creates test plans for PWeb items

• Execute and manage the changes to the content portion of the site

Total:
392 Hours		Project Costs: $41,000

Attachment A

Purchase Order

No.4 Equity Wash

Dedicated ABA RF Program Services Unit

Resources

Man Hours	Resource Description	Task Description

50 hours	Brian Koch	• Attend weekly internal and client project status meets

• Coding to update Omni to Omni in Dev, ACE and Production to update

	Systems Support Manager	• Fund and Source Control Records Update
• Fund Pricing feed setup

• Testing and posting to Omni coding to update in Dev, ACE and Production

• Fund and Source Control Records

• Create new reject/warning messages

• Perform validations

• Attend all bug meets and address issues as needed

• Build scripts to scan new fields

30 hours	Laurie Parrish	• Attend weekly internal and client project status meets

	Business Systems Analyst	• Testing and posting to Omni coding to update in Dev, ACE and Production
• Fund and Source Control Records

• Create new reject/warning messages

• Monthly reporting

• Test validations

• Review and test scripts

• Attend all bug meets and address issues as needed

Attachment A

Purchase Order

No.4 Equity Wash

30 hours	Lucia Crowley Senior Software Developer	• Provide coding support and technical assistance as needed
Total: 110 Hours		Project Costs: $0